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                                                                Exhibit 10.1
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                         INVESTMENT BANKING AGREEMENT

      This Agreement is made and entered into as of the 1st day of August, 1995 between Kirlin Securities, Inc. ("Kirlin" or the "Consultant") and First Priority Group, Inc. (the "Company").

      In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. The Company hereby engages Consultant for the term specified in Paragraph 2 hereof to render financial consulting and investment banking advice to the Company upon the terms and conditions set forth herein.

       2. This Agreement shall commence on August 1, 1995 and continue for a term of eighteen months; provided, however, that the Company may terminate this Agreement at the end of the any calendar month by 30 days prior written notice to Kirlin if in its sole judgment, Consultant has not adequately performed its duties hereunder.

       3. During the term of this Agreement, Consultant shall provide the Company with such regular and customary financial consulting advice as is reasonably requested by the Company, provided that Consultant shall not be required to undertake duties not reasonably within the scope of this Agreement. It is understood and acknowledged by the parties that the value of Consultant's advice is not readily quantifiable, and that although Consultant shall be obligated to render the advice contemplated by this Agreement upon the reasonable request of the Company, in good faith, Consultant shall not be obligated to spend any specific amount of time in so doing. Consultant's duties may include, but will not necessarily be limited to, providing recommendations concerning the following financial and related matters as requested by the
Company:

               (a) Rendering advice and assistance in connection with the preparation of press releases;

               (b)  Assisting in the Company's financial public relations;

               (c) Rendering advice with regard to internal operations, including:

                    (i) the formation of corporate goals and their implementation;
                    (ii)  the Company's financial structure; and
                    (iii) corporate organization;

               (d) Rendering advice with regard to any of the following corporate finance matters:

                    (i)   changes in the capitalization of the Company;
                    (ii)  changes in the Company's corporate structure;
                    (iii) redistribution of share holdings of the Company's
                          stock;

                    (iv) offerings of securities in public and private transactions;
                    (v)   alternative uses of corporate assets;
                    (vi)  structure and use of debt;
                    (vii) sales of stock by insiders pursuant to Rule 144 or
                          otherwise; and

               (e) Rendering advice with regard to the goal of obtaining listing of the Company's Common Stock on the Nasdaq SmallCap Market.

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     In addition to the foregoing, Consultant agrees to furnish advice to the
Company in connection with the acquisition of and/or merger with other companies, the sale of the Company itself, or any of its assets, subsidiaries or affiliates, or similar type of transaction (hereinafter referred to as a "Transaction").

      4. (a) The Company acknowledges that its ability to obtain listing of its Common Stock on the Nasdaq SmallCap Market will be dependent upon its Common Stock having a minimum bid price of $3.00 per share and that, in all likelihood, the Company will need to effect an appropriate reverse stock split in order for the bid price of its Common Stock to achieve this level. At the appropriate time that the Company meets the other objective listing requirements, the Company agrees to effect this reverse stock split.

            (b) If requested by Consultant, the Company also agrees that prior to January 15, 1996, it will offer to sell, exclusively through Consultant and pursuant to Regulation D or Section 4(2) or other applicable exemption from registration, 1,000,000 shares of its Common Stock at a minimum gross sale price of $.50 per share in order to facilitate the Company's ability to meeting the listing requirements for the Nasdaq SmallCap Market. The Consultant shall act as the Placement Agent for such offering pursuant to a Placement Agency Agreement to be agreed upon and the Consultant shall use its best efforts to sell the shares to its customers and other interested parties.

            (c) The Company and Consultant also agree that any additional financing needed during the term of this Agreement to meet the listing criteria for the Nasdaq SmallCap Market will be raised exclusively through Consultant at a price and on such terms as may be agreed upon. If the Company does not record net income during such trailing 12 months' term, such financing will be raised at a price of $.50 per share.

     5.   The Company shall pay Consultant the following compensation:

            (a) Upon execution of this Agreement, the Company is issuing to Kirlin (or its designees) 750,000 warrants ("Warrants") to purchase its Common Stock upon the terms set forth in the warrant agreement(s) in the form of Exhibit A hereto. The Warrants are fully earned by Kirlin as of the execution of this Agreement and may not be terminated by the Company for any reason; although it is acknowledged that the exercisability of the Warrants is dependent upon the conditions set forth in the Warrant Agreement.

            (b)  In the event that the Company consummates any Transaction that is or was originated directly or indirectly by Consultant during the term of this Agreement, the Company shall pay fees to Consultant as follows:

          Consideration                       Fee
          -------------                       ---
          $    -0-      to $100,000           Minimum fee of $5,000

          $   100,001 to $2,000,000           5% of Consideration

          $  2,000,001 or more                $100,000 plus 3% of the
                                              Consideration in excess of
                                              $2,000,000

     For the purposes of this Agreement, "Consideration" shall mean the total market value on the date of closing of the Transaction of the cash, promissory notes, securities, assets and all other property (real or personal) exchanged, received or paid, directly or indirectly, to or by the Company or any of its officers, directors, employees or security holders in connection with any Transaction, including without limitation any amounts paid to holders of warrants, stock purchase rights, options, stock appreciation rights, or convertible securities of the Company or any affiliate thereof, or pursuant to any employment, royalty or consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written. Any co-broker retained by Consultant shall be paid by Consultant.

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            (c)  If Consultant acts as an underwriter or placement agent in the sale or distribution of securities by the Company to the public or in a private transaction (an "Offering"), Consultant shall receive, as compensation for services rendered, commissions equal to ten percent (10%) of the gross proceeds received by the Company, a nonaccountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company and warrants to purchase an amount of securities of the Company equal to ten percent (10%) of the total amount sold by the Company in such Offering, together with such other compensation as may be agreed upon by the Company and the Consultant. The exercise price of the warrants shall be no less than the price paid by the investors in such offering.

            (d) Fees and expenses payable to Consultant with regard to fairness opinions and valuations requested by the Company will be determined by mutual agreement at such time as the nature and terms of such financing are affirmed.

     All fees to be paid pursuant to this paragraph 5, except as otherwise agreed in writing, are due and payable to Consultant in cash at the closing or closings of any transaction. In the event that this Agreement shall not be renewed, or if this Agreement is terminated for any reason, then notwithstanding any such non-renewal or termination, Consultant shall be entitled to receive the full fee provided for hereunder for any transaction for which the discussions or introductions were initiated during the term of this Agreement. In the event that this Agreement shall not be renewed, or if this Agreement is terminated for any reason, then notwithstanding any such non-renewal or termination, Consultant shall be entitled to receive the full fee provided for hereunder for any transaction for which the discussions or introductions were initiated during the term of this Agreement, provided that such transaction was consummated within the later of: (a) one year from the expiration date of this Agreement; or (b) 18 months from the initial date of introductions or discussions between the Company and the other parties to the transaction.

     6. In addition to the fees payable hereunder, and regardless of whether any transaction set forth in paragraph 5 is proposed or consummated, if the Company has so agreed in writing and in advance of the incurrence of expenses by the Consultant, the Company shall reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred in connection with the services performed by Consultant pursuant to this Agreement, promptly after submission to the Company of appropriate evidence of such expenditures.

      7. (a) The Company acknowledges that all opinions and advice (written or oral) given by Consultant to the Company in connection with Consultant's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any manner or for any purpose, nor may the Company make any public references to Consultant, or use the Consultant's name in any annual reports or any other reports or releases of the Company, without Consultant's prior written consent.

            (b) The Company acknowledges that Consultant makes no commitment to make a market in the Company's securities, to recommend or advise its clients to purchase the Company's securities, or to prepare research or corporate finance reports.

     8. Consultant will hold in confidence any confidential information which the Company provides to Consultant pursuant to this Agreement which is designated by an appropriate stamp or legend as being confidential. Notwithstanding the foregoing, Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this Agreement by Consultant; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Consultant by laws, rules or regulators. If Consultant is requested or required to disclose any confidential information

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supplied to it by the Company, Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

     9. The Company acknowledges that Consultant or its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with others, or in rendering such advice to others.


     10. The Company recognizes and confirms that, in advising the Company hereunder, Consultant will use and rely on data, material and other information furnished to Consultant by the Company, without independently verifying the accuracy, completeness or veracity of same.

     11. The Company agrees to indemnify and hold harmless Kirlin, it employees, agents, representatives and controlling persons from and against any and all losses, claims, damages, liabilities, suits, actions, proceedings, costs and expenses (collectively, "Damages"), including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly or indirectly caused by, relating to, based upon or arising out of the rendering by Kirlin of services pursuant to this Agreement, so long as Kirlin shall not have engaged in intentional or willful misconduct, or shall have acted grossly negligently, in connection with the services provided which form the basis of the claim for indemnification. This paragraph shall survive the termination of this Agreement.

     12. Consultant shall perform its services hereunder as an independent contractor and not as an employee or agent of the Company or any affiliate thereof. Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing from time to time.

      13. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No provision of this Agreement may be amended, modified or waived, except in a writing signed by both parties.
This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors, legal representatives and assigns.
This Agreement may be executed in counterparts. In the event of any dispute under this Agreement, then and in such event, each party agrees that the same shall be submitted to the American Arbitration Association ("AAA") in the City of New York, for its decision and determination in accordance with its rules and regulations then in effect. Each of the parties agrees that the decision and/or award made by the AAA may be entered as judgment of the Courts or the State of New York, and shall be enforceable as such. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

KIRLIN SECURITIES, INC.                       FIRST PRIORITY GROUP, INC.

By: /s/ Anthony J. Kirincic                   By: /s/ Barry Siegel
    ------------------------------                --------------------------
    Anthony J. Kirincic, President                Barry Siegel, Co-Chairman


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